MEMORANDUM OF UNDERSTANDING BETWEEN THE GOVERNMENT OF THE REPUBLIC OF GUINEA AND SCS CORPORATION

Between the Republic of Guinea, represented by and through Mr. Mahmoud THIAM, Minister of Mines and Energy, in Kaloum, Conakry, Republic of Guinea, hereinafter referred to as "The Government"

On the one hand,

And

SCS Corporation, a wholly owned and controlled subsidiary of Hyperdynamics Corporation, a company incorporated under Delaware statutes, United States of America, whose Head Office is located at: One Sugar Creek, Suite 125, Sugar Land, Texas 77478, USA, hereinafter referred to as "The Contractor",

On the other hand.

FOREWORD

WHEREAS, a Hydrocarbon Production Sharing Contract was signed on September 22, 2006, between the Republic of Guinea and SCS Corporation;

WHEREAS differences of opinion were pointed out during the approval and implementation procedure of this Contract;

WHEREAS the Parties decided to put an end to such differences by identifying all of the disputed issues with the aim of resolving them as soon as practicable;

WHEREAS, accordingly, the Parties wish to start Work as an absolute priority;

WHEREAS the Parties have therefore decided to immediately settle the issue relating to the Contract Area acreage while agreeing on an agenda for all other issues;

Based on all of the above, both Parties are agreed as follows:

1. SPECIFICATION OF CONTRACTOR'S EXTENDED EXPLORATION OBLIGATION

1.1 In addition to all its other obligations under the PSC with regard to exploratory activity, Contractor, SCS Corporation, (hereinafter, "Contractor") specifies that it will commence drilling at least one exploratory well within the Contract Area during the calendar year 2011, in accordance with good engineering practices.

1.2 SCS Corporation shall carry out all of the work in collaboration with a team of qualified Guinean technicians.

2. SURRENDER OF A PORTION OF CONTRACT AREA

2.1 Pending the ultimate completion of the review of the September, 2006, Hydrocarbon Production Sharing Contract, Contractor shall surrender 64% of the Guinean offshore no later than December 31, 2009.

Christophe SEILER TRADUCTEUR EXPERT-JUDICIAIRE Près la Cour d'Appel ANGLAIS 14 SEP 2009

2.2 The Government will be considering the most advantageous methods and partners for the valorization and development of the surrendered 64%. The Contractor shall have the opportunity and the right to compete in the area thus surrendered. Based on equal terms and conditions, Contractor shall have a right of first refusal.

2.3 Contractor will retain the 36% left, i.e. an acreage covering an area of 28,800 km^2, to which the provisions of the PSC with respect to oil exploration shall strictly apply.

2.4 The surrender considered under this Article 2 supersedes (i.e. cancels and voids) the relinquishment provided for in the Contract, and shall therefore be integrated into the Contract during the negotiations that will be conducted as part of the review of its provisions but shall not reduce, expand or modify any rights or obligations thereunder.

2.5 The surrender shall take place with Contractor's written notice to the Republic of Guinea, through the Ministry in charge of oil exploration.

2.6 Contractor hereby waives the rights under Article 5.2 of the Contract, and any related modifications will be taken into consideration as part of the negotiations that will be entered into for reviewing the Contract.

3. CONTINUED DISCUSSIONS

3.1 All the other Articles in the Contract will form the subject of negotiations, with a view to bringing the Contract into line with usually applicable norms and standards in this respect. The Articles concerned by this review are in particular, but without limitation: the nature of the Contract, its duration, the work and financial commitments incurred, the Steering Committee, the preference given to local staff and subcontractors, the recovery of expenses for 'oil-related' activities, State participation, taxation system and customs procedure, foreign exchange control.

3.2 Negotiations on all these Articles shall take place within a period of six months from the date when this Memorandum is signed, failing which this Memorandum will be cancelled,

3.3 The negotiations on the above stated Articles will not result in reappraising or calling into question Contractor's rights to the area left to Contractor, such as specified in this Memorandum. Such rights shall be subject to strict compliance to PSC rules. Negotiations shall aim at making out of the Contract a well-balanced Contract, in pursuance of international standards and practices in this respect.

Christophe SEILER TRADUCTEUR EXPERT-JUDICIAIRE près la Cour d'Appel ANGLAIS 14 SEP 2009

3.4 A Time Chart, i.e. a timeline of work /operations, shall be transmitted by Contractor to the Minister in charge of oil exploration no later than December 31, 2009.

3.5 Contractor shall deliver to the Government all the technical data held by the Contractor with respect to the Guinean offshore within a maximum deadline of two months.

3.6 Should the herein stated time limits and/or the deadlines specified in the Time Chart under Article 3.4 above, not be met by Contractor, a reminder shall then be sent by the Minister in charge of oil exploration and a deadline of thirty days shall be granted to Contractor in order to correct the situation as applicable. Any

further delay beyond this deadline shall result in the cancellation of this Memorandum. In the event of *force majeure*, defined as being any involuntary and irresistible event independent from, or beyond one's will, any deadline considered shall accordingly be extended by the duration of such fortuitous event.

3.7 Should no Relinquishment Offer be submitted by December 31, 2009, the Minister in charge of oil exploration will be entitled to choose the 64% that are to be surrendered.

Regarding the remaining 36%, if the terms and conditions of this Memorandum are not satisfied by March 31, 2010, at the latest, and in the absence of an Agreement, the 36% of the Area shall be relinquished to the Government. In order to reach agreement, both parties shall have the right to recourse to International Arbitration. If such is the case, both Parties shall wait for the judgment or arbitration award to be rendered.

3.8 No Amendment whatsoever to the 2006 Contract shall be signed prior to reaching final agreement on all of these Articles, to being approved by the Council of Ministers and to being enacted into law by the President of the Republic.

4. EFFECTIVE DATE

This Memorandum, drawn-up in two original copies, shall come into force as of the date when it has been signed, as shown hereunder.

On behalf of the Republic of Guinea:

His Excellency Mr. Mahmoud Thiam
Minister of Mines, Energy and Hydraulics

Date: SEPT. 11, 2009

On behalf of the Contractor:

Mr. Ray Leonard, Chief Executive Officer (C.E.O) of Hyperdynamics Corporation/ SCS Corporation

Date: SEPT. 11, 2009

CHRISTOPH SEILER
TRADUCTEUR EXPERT-JUDICIAIRE
près la Cour d'Appel
ANGLAIS
14 SEP. 2009

I, the undersigned, in my capacity as a Certified Translator with the Court of Appeal in Poitiers (France), hereby certify that the above translation is a true representation of the original document written in the FRENCH language. (3 Pages)

"Ne Varietur": 14 SEP. 2009
Signature requiring no authentication/notarization
Order No. 53-914, Article 8 dated Sept. 26, 1953 ("Decree" in French Law)
C. SEILER - LEGAL TRANSLATOR (FRENCH/ENGLISH/FRENCH)